UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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VICTORY CAPITAL HOLDINGS, INC.

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First Eagle Investments

Corporate Fact Sheet
August 2026

Company Overview

$222Bn	Assets Under Management[1]
1864	Year Founded
4	Distinct Capabilities: • Global value multi-asset • U.S. equity and fixed income • CLOs • Alternative credit
~700	Total Employees 195 Investment Professionals
~103,000	Financial Advisors with Client Assets in First Eagle products
~740	Institutional Clients Globally
~3MM	End Customers in U.S. Intermediary
10	Global Offices

First Eagle Investments Firm Overview

First Eagle Investments is an independent, privately held global asset manager. The firm's investment-led culture emphasizes long-term performance across multi-asset, public equities, fixed income, and alternative credit capabilities. The firm offers a wide variety of investment vehicles, including mutual funds, SMAs, ETFs, interval funds, private funds, CITs, UCITS, CLOs, and a BDC. First Eagle was founded in 1864 and is headquartered in New York.

- Privately owned by Genstar Capital and First Eagle employees
- Building around its foundational Global Value franchise, First Eagle grew and diversified its investment capabilities in the 2010s and early 2020s, introducing high-yield municipal and other credit as well as small cap equities, and acquiring three businesses to form its alternative credit platform under Napier Park Global Capital
- During this time, the firm invested heavily in distribution, constructing a multi-channel footprint with a U.S. Intermediary presence complemented by international wealth and global institutional clients
- In April 2026, First Eagle acquired Diamond Hill Investment Group, expanding its traditional fixed income and U.S.-focused multi-cap equities capabilities

Diverse Investment Capabilities

51	Investment Strategies
24	Mutual Funds
235	SMAs
66	Active CLOs
7	ETFs
6	UCITS
4	Interval Funds
6	CITs
1	BDC

Financial Snapshot and Performance

$1.5Bn	Expected revenue in 2026
92%	Rated AUM achieved 4 or 5 star Overall Morningstar ratings[2]
3 years	Consecutive positive net inflows and positive net inflows year-to-date through July 31, 2026

This Corporate Fact Sheet is intended to provide further information related to Victory Capital's acquisition of First Eagle Investments, first announced in Victory Capital's Press Release on August 26, 2026.

Further information about Victory Capital and the transaction can be found at ir.vcm.com or by emailing ir@vcm.com. This Corporate Fact Sheet is for informational purposes only and should be evaluated in conjunction with the Press Release, Webcast, and Presentation, all available at ir.vcm.com.

(1) See AUM disclosures on page 3.
(2) Reflects Mutual Fund and ETF AUM, excludes AUM not rated by Morningstar.

Data as of July 31, 2026 unless otherwise stated.

Investment Capabilities



Global value multi-asset | $134.9Bn | 61%
Strategies across global, international and U.S. equities, fixed income, and gold. Anchored by the $75Bn First Eagle Global Fund.

Equity and Fixed Income | $45.6Bn | 21%
Strategies across equities and fixed income including micro to large cap, core / core plus bond, securitized fixed income, and municipal credit.

CLOs | $26.5Bn | 12%
U.S. and European CLOs, investing in diversified portfolios of corporate loans.

Alternative Credit | $14.9Bn | 6%
Strategies across alternative credit, including opportunistic and European credit, long-short, direct lending, asset based lending, and real estate lending.

Distribution Highlights

U.S. Intermediary

- Core component of platform, with clients across wirehouses, independent broker-dealers, regional broker-dealers, banks, RIAs, and retirement platforms
- ~103,000 financial advisors with assets in First Eagle funds, representing ~3MM end customers
- 83% penetration of the *Barron's* Top 1,500 U.S. financial advisors
- Mutual Funds | Retail SMAs | ETFs | Interval Funds | BDC | CITs | Models

AUM By Distribution Channel


U.S. Institutional
17%
U.S. Intermediary
67%
International
16%

Institutional and International

- ~740 institutional investors globally across public markets and alternative credit products
- Amundi is a distributor of select products outside of the U.S.
- Direct non-US relationships across institutional, wealth clients and family offices
- Mutual Funds | SMAs | CLOs | Private Funds | Interval Funds | BDC | UCITS

AUM By Vehicle[3]


Separate Accounts
11%
Mutual Funds
60%
ETFs
2%
CLOs
12%
Other Pooled Vehicles
15%

(3) See additional definitions of vehicle categories on page 3.

Data as of July 31, 2026 unless otherwise stated.

(1) The First Eagle total AUM represents the combined AUM and assets under advisement of First Eagle Investment Management, LLC, First Eagle Separate Account Management, LLC, Napier Park Global Capital (Napier Park), First Eagle Alternative Credit (FEAC), and Diamond Hill Capital Management, LLC as of 31 - Jul - 2026. It includes $3.3 billion in committed/non - fee - paying capital from Napier Park, inclusive of assets managed by RLM and CMV, and $0.8 billion in committed/non - fee - paying capital from FEAC. For CLO warehouses, AUM represents maximum commitment (loan par value). As of 5 - Sep - 2025, Napier Park and FEAC investment activities are unified under Napier Park’s brand and management. First Eagle Alternative Credit, LLC is a distinct registered investment advisor within the Napier Park platform, acting in sub - advisory capacity to a number of First Eagle’s registered funds. (2) Past performance is not indicative of future results. All investments carry a certain degree of risk, including the possible loss of principal, and an investment should only be made with an understanding of the risks involved with owning a particular security or asset class. You are encouraged to seek professional advice regarding the best options for your particular circumstances. A fund’s most recent performance can be found at firsteagle.com . 8 % of AUM in First Eagle mutual funds and ETFs rated by Morningstar did not receive overall rating of 4 or 5 stars. 9.9% of AUM in First Eagle mutual funds and ETFs is not rated. Funds and share classes not rated by Morningstar are excluded from the analysis. Not all share classes considered are available to the general public and not all funds included have a history to be included in each period. Had fees not been waived and/or expenses reimbursed currently or in the past, the Morningstar ratings could have been lower. The following copyright pertains only to the Morningstar information. ©2026 Morningstar, Inc. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar; (2) may not be copied; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Visit firsteagle.com for more information. (3) The Other Pooled Vehicle category consists of Interval Funds, CITs, UCITS, Private Funds, and a BDC. The Separate Accounts category includes both retail separate accounts and institutional separate accounts, and assets in model - delivery strategies. This Corporate Fact Sheet is for informational purposes only. It does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor does it constitute a solicitation of any vote or approval. It is not an offer of, or a solicitation of an offer to purchase, any interest in any fund, strategy or other investment vehicle referred to in this document. Any offer of securities will be made only by means of a prospectus or other offering document meeting the requirements of applicable law. Certain funds and vehicles referred to in this document are not registered for sale, and are not available for purchase, in all jurisdictions, and nothing in this document constitutes an offer in any jurisdiction in which such an offer would be unlawful. The forward - looking statements in this Corporate Fact Sheet include, without limitation, the expected 2026 revenue regarding First Eagle Investments (“First Eagle”), presented above, and statements regarding the expected timing and completion of the proposed acquisition of First Eagle. The expected 2026 revenue figures shown are estimates presented for illustrative purposes only, are based on assumptions Victory Capital (“the Company”), believes to be reasonable, and do not purport to represent First Eagle's actual results for any period or to project the results of First Eagle or of the combined company for any future period. First Eagle Investments is a privately held company. The financial, operating, assets under management, flow, client, advisor, distribution and vehicle information regarding First Eagle presented in this Corporate Fact Sheet was provided by, or derived from information provided by, First Eagle, has not been independently verified or audited by the Company, and is based in part on representations of First Eagle's management and on the Company's due diligence, which may prove incomplete or inaccurate. Such information is presented as of the dates indicated and is subject to change. This Corporate Fact Sheet is being issued in connection with the proposed acquisition of First Eagle Investments by the Company. In connection with the transaction, the Company intends to file a proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement, if and when available, will be mailed to the Company's stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain, free of charge, copies of the proxy statement, when available, and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov or the investor relations section of the Company's website at https://ir.vcm.com . The Company and certain of its directors, executive officers and other employees may be deemed to be “participants” in the solicitation of proxies from the Company's stockholders with respect to the special meeting of stockholders that will be held to consider and vote upon the approval of the share issuance in connection with the proposed transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction, if and when they become available. Information relating to the Company's executive officers and directors can also be found in the Company's proxy statement for its 2026 annual meeting of stockholders filed with the SEC. Assets under management, and all strategy, fund, vehicle, client, advisor, end customer, office, employee and selling agreement counts presented in this Corporate Fact Sheet, are as of July 31, 2026 unless otherwise stated, are unaudited, and are based on information provided by First Eagle. Such metrics may be calculated using methodologies that differ from those used by the Company or by other asset managers and are therefore not necessarily comparable.